U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 3, 2016

BIONITROGEN HOLDINGS CORP.
(Exact name of small business issuer as specified in its charter)

New Jersey

(State or other jurisdiction of incorporation)

333-06835	22-3061278
(Commission File Number)	(I.R.S. Employer Identification No.)

8300 NW 53rd Street, Suite 350, Doral, Florida 33166

(Address of principal executive offices)

(561) 600-9500

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "Registrant", "we", "us", "our" refer to BioNitrogen Holdings Corporation, a New Jersey corporation.

Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 29, 2016, Mr. Carlos A. Contreras resigned as Chairman of the Board of Directors of BioNitrogen Holdings Corp. ("BioNitrogen") as well as all other BioNitrogen entities and/or affiliates. Also Mr. Mario Beruvides resigned as a Director of the Board of BioNitrogen effective immediately.

Graham Copley, CEO of BioNitrogen, declared that the company is taking the necessary steps in order comply with the demands of the restructuring process, and hopes to emerge from Chapter 11 as a viable entity, secure the ownership of its intellectual property and provide adequate return to creditors.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

99.1	Press release, dated May 3, 2016, issued by BioNitrogen Holdings Corp.

Forward Looking Statements

This Current Report on Form 8-K contains "forward-looking statements." These statements about the Registrant's expectations, beliefs, plans, objectives, assumptions and future events are not statements of historical fact and reflect only the Registrant's current expectations regarding these matters. The Registrant's actual actions and results may differ materially from what is expressed or implied by these statements due to a variety of factors, including (i) the potential adverse impact of the Chapter 11 Filings on the Registrant's liquidity or results of operations, (ii) changes in the Registrant's ability to meet financial obligations during the Chapter 11 process or to maintain contracts that are critical to Registrant's operations, (iii) the availability of debtor in possession financing, (iv) the effect of the Chapter 11 Filings, the Registrant's relationships with third parties, regulatory authorities and employees, (v) proceedings that may be brought by third parties in connection with the Chapter 11 process, (vi) the Bankruptcy Court approval or other conditions or termination events in connection with the proceedings, (vii) the increased administrative costs related to the Chapter 11 process; and (viii) the Registrant's ability to maintain adequate liquidity to fund operations during the Chapter 11 process and thereafter. Forward-looking statements in this Current Report on Form 8-K speak only as of the date on which they are made and the Registrant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioNitrogen Holdings Corp.

Date: May 3, 2016	By:	/s/ Graham Copley
Graham Copley
Chief Executive Officer